UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 9, 2006

                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)


    Massachusetts                   001-07172                     13-2755856
    ------------------------------------------------------------------------
    (State or other           (Commission file No.)            (IRS Employer
     jurisdiction of                                               I.D. No.)
       incorporation)

        60 Cutter Mill Road, Suite 303, Great Neck, New York         11021
        ------------------------------------------------------------------
              (Address of principal executive offices)          (Zip code)

        Registrant's telephone number, including area code     516-466-3100

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



==============================================================================



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Item 9.01         Financial Statements and Exhibits.

On May 9, 2006, registrant issued a press release announcing its results of operations for the three and six months ended March 31, 2006. The press release is annexed as an exhibit to this Form 8-K.

         (a) Financial Statements of Businesses Acquired. Not applicable.

         (b) Pro Forma Financial Information. Not applicable.

         (c) Shell Company Transactions. Not applicable.

         (d) Exhibits.

               99.1 Press release issued May 9, 2006, announcing registrant's earnings for the three and six months ended March 31, 2006.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BRT REALTY TRUST



Date:     May 10, 2006          By:  /s/ Simeon Brinberg
                                -------------------------------
                                Simeon Brinberg
                                Senior Vice President and Secretary

                                                              EXHIBIT 99.1

                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                           (516) 466-3100 - Telephone
                              (516) 466-3132 - Fax
                                www.BRTRealty.com

                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND SIX MONTHS ENDED MARCH 31, 2006

Great Neck, New York, May 9, 2006 -- BRT Realty Trust (NYSE:BRT) today announced that total revenues for the quarter ended March 31, 2006 increased by 42% over the quarter ended March 31, 2005, and net income increased by 36% quarter over quarter. For the three months ended March 31, 2006, BRT reported total revenues of $8,121,000 and net income of $4,119,000, or $.52 per share on a diluted basis. Net income for the three months ended March 31, 2006 includes income from discontinued operations of $345,000, or $.04 per diluted share. For the three months ended March 31, 2005, total revenues, net income and net income per share on a diluted basis were $5,735,000, $3,039,000 and $.39 per share, respectively. Net income for the three months ended March 31, 2005 includes income from discontinued operations of $81,000, or $.01 per diluted share. The weighted average number of common shares outstanding on a diluted basis was 7,945,242 and 7,806,385 for the three months ended March 31, 2006 and 2005, respectively.

For the six months ended March 31, 2006, BRT reported a 34% increase in total revenues and a 20% increase in net income. For the six months ended March 31, 2006, BRT reported revenues of $15,521,000 and net income of $8,834,000, or $1.12 per share on a diluted basis. Net income for the six months ended March 31, 2006 includes $2,531,000, or $.32 per diluted share, representing gain on disposition of real estate related to unconsolidated real estate ventures, offset by $750,000 representing BRT's share of the loss of unconsolidated joint ventures, primarily related to the prepayment by a joint venture of the mortgage related to the same property. The net income for the six months ended March 31, 2006 also includes $283,000 of income from discontinued operations, or $.03 per diluted share. For the six months ended March 31, 2005, BRT reported total revenues of $11,541,000 and net income of $7,350,000, or $.94 per diluted share. Net income for the six months ended March 31, 2005 includes gain on sale of available-for-sale securities of $680,000, or $.09 per share, and $190,000 of income from discontinued operations, or $.02 per diluted share. The weighted average number of common shares outstanding on a diluted basis was 7,910,922 and 7,777,400 for the six months ended March 31, 2006 and 2005, respectively.

Commenting on the results of operations for the three and six months ended March 31, 2006, Jeffrey Gould, President and Chief Executive Officer of BRT, noted that the primary reason for the increase in revenues was the significant increase in the average balance of loans outstanding from $130 million in the three months ended March 31, 2005 to $191.5 million in the three months ended March 31, 2006 and from $128.9 million in the six months ended March 31, 2005 to $182.7 million in the six months ended March 31, 2006. Revenues in the current periods also benefited from an increase in the average interest rate earned on the loan portfolio and increases in fee income related to the increased loan portfolio.

On the expense side, Mr. Gould noted that interest expense increased significantly in both current periods as the average balance of borrowings increased as a direct result of borrowings under BRT's credit facilities to fund the increase in loan originations. Also contributing to the increased interest expense was an increase in the interest rate paid on borrowed funds in both current periods. There was also an increase in both current periods in all significant expense categories due to the increased level of business and the increase in loan originations. Among other items, there was an increase in the adviser's fee, in payroll and payroll related expenses due to increased staffing, increased bonuses, higher commissions to loan originators, an increase in restricted stock amortization, an increase in allocated expenses under a shared services agreement, an increase in accounting and auditing fees, and an increase in advertising.

BRT Realty Trust is a mortgage oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with theses safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg, BRT Realty Trust (516) 466-3100


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


                                                           BRT REALTY TRUST
                                            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                              (Unaudited)
                                               (In Thousands except for Per Share Data)

                                                                            Three Months Ended         Six Months Ended
                                                                                 March 31,                 March 31,
                                                                                 ---------                ----------
                                                                           2006          2005          2006         2005
                                                                           ----          ----          ----         ----


Revenues                                                                  $8,121        $5,735       $15,521      $11,541

Expenses                                                                   4,468         2,661         8,737        5,038
                                                                          ------        ------       -------      -------

Income before equity in earnings of unconsolidated
   real estate joint ventures, gain on sale of
   available-for-sale securities, minority interest
   and discontinued operations                                             3,653         3,074         6,784        6,503

Equity in earnings (loss) of unconsolidated joint ventures                   127           (54)         (750)           1
Gain on disposition of real estate related to unconsolidated
   real estate ventures                                                        -             -        2,531             -
                                                                          ------        ------        -----       -------
Income before gain on sale of available-for-sale securities,
   minority interest and discontinued operations                           3,780         3,020         8,565        6,504

(Loss) Gain on sale of available-for -sale securities                          -           (49)            -          680
Minority interest                                                             (6)          (13)          (14)         (24)
                                                                          ------        ------     ---------      -------
Income before discontinued operations                                      3,774         2,958         8,551        7,160

Discontinued operations
Income (loss) from operations                                                 30            81           (32)         190
Gain on sale of real estate assets                                           315             -           315            -
                                                                          ------        ------       -------      -------
Income before discontinued operations                                        345            81           283          190

Net income                                                                $4,119        $3,039       $ 8,834      $ 7,350
                                                                          ======        ======       =======      =======

Income per share of beneficial interest:

Income from continuing operations                                      $     .48     $     .38      $   1.09     $    .93
Income from discontinued operations                                          .04           .01           .03          .02
                                                                       ---------     ---------      --------     --------
Basic earnings per share                                               $     .52     $     .39      $   1.12     $    .95
                                                                       =========     =========      ========     ========

Income from continuing operations                                      $     .48     $     .38      $   1.09     $    .92
Income from discontinued operations                                          .04           .01           .03          .02
                                                                       ---------     ---------      --------     --------
Diluted earnings per share                                             $     .52     $     .39      $   1.12     $    .94
                                                                       =========     =========      ========     ========

Cash distributions per common share                                    $     .52     $     .48      $   1.04     $    .96
                                                                       =========     =========      ========     ========

Weighted average number of common shares outstanding:
Basic                                                                  7,920,760     7,748,340     7,874,877    7,704,884
                                                                       =========     =========     =========    =========
Diluted                                                                7,945,242     7,806,385     7,910,922    7,777,400
                                                                       =========     =========     =========    =========